Exhibit 10.25

Service Agreement

This is a Service Agreement (the "Agreement'') made on the I st day of January 2020. The Parties in this agreement are as follows:

Social Networking Association

and

Toga Limited

The Parties to this Agreement agree to the following:

Deliverable

Social Networking Association under the direction of Jim Lupkin, will present a ten-minute multi-media presentation that has been approved by Toga Limited at Toga Limited approved meetings using the Toga office in Orange County, California.

The meetings may be promoting a company, a product or a business opportunity that is in no way linked to Toga Limited.

The meetings held in the Toga office in Orange County, California will have no room rental or associated cost payable to Toga Limited for the use of its facilities, provided the ten-minute multi-media presentation is made at each meeting.

A register of each event will be kept containing attendee contact information: First name

Last name

Telephone number

Email address

A running total of attendee details will be maintained.

One thousand registered individuals will provide their contact information.

Remuneration

Part One

Toga Limited will make an initial and immediate payment of$10,000 (ten thousand US dollars) to the Social Networking Association's Bank account.

Account Name:	Social Networking Association
Account Number:	____________
Address:	7904 E CHAPARRAL RD 100-476 SCOITSDALE, AZ 85250

Bank Name:	Silicon Valley Bank
Routing Number:	____________
Bank Address:	80 E. Rio Salado Parkway Ste 600 Tempe, AZ 85281

Part Two

A second payment of$10,000 (ten thousand US dollars) will be made to Social Networking Association's Bank account on February 1st, 2020.

Part Three

A third payment of$10,000 (ten thousand US dollars) will be made to Social Networking Association's Bank account on March 1st, 2020.

Time Period

A period of 90 days, commencing January 2nd, 2020, and ending March 31 is allocated to reach the total of 1,000 individuals.

Accuracy

Social Networking Association will keep a true and fair copy of the names, phone numbers and email addresses of the individuals who receive the ten-minute multi-media presentation. Best efforts will be made to disallow obvious duplicate, inaccurate, false and fictitious names and details.

Office and Physical Facility

Toga Limited will permit the Social Networking Association to use the office and facility free of any charge or rent, specifically:

The Social Networking Association may use the office address as its registered office.

Toga Limited will assign two furnished internal offices for the exclusive use of the Social Networking Association, in addition to the use of the conference room, restrooms, kitchen and parking.

Toga Limited will erect internal signage to signify the residency of the Social Networking Association.

The address being:

2575 McCabe Way, Ste 100

Irvine, CA 92614

Amendments:

-	Amendments may be made hereto upon the unanimous and written consent of all Parties.
-	Amendments must expressly be written and have the original signatures of all Parties.

Settling Disputes:

All Parties agree to enter into mediation before filing suit against each other for any dispute arising from this agreement. Parties agree to attend one session of mediation before filing suit. If any Party does not attend mediation, or the dispute is not settled after one session of mediation, the Parties are free to file suit. Any lawsuits will be under the jurisdiction of the state of California.

All Parties signed hereto agree to the above stated Agreement.

Signed this 1st day of January 2020

Social Networking Association:

/s/ Jim Lupkin
(Signature)

Jim Lupkin - Executive Director of the Social Networking Association

Toga Limited:

(Signature)

Alex Henderson - CFO of Toga Limited